Exhibit 10.2

AMENDMENT 2 to WARRANT AGREEMENT

THIS SECOND AMENDMENT to WARRANT AGREEMENT (this "Amendment 2"), dated as of April 5, 2017, is by and between Staffing 360 Solutions, Inc., a Nevada corporation (the "Company"), and Jackson Investment Group, LLC, a Georgia limited liability company (together with its successors and assigns, the "Holder").

WHEREAS, on January 25, 2017, the Company and Holder entered into a Warrant Agreement (the "Warrant"), which entitled Holder to purchase shares of the Company's common stock, par value $0.00001 per share ("Common Stock"),  in connection with the Holder's execution of a Note and Warrant Purchase Agreement (“NWPA”) for the purchase of a $7,400,000 principal amount 6% Subordinated Secured Note on January 26, 2017 (the "Note Transaction");

WHEREAS, on March 14, 2017, the Company and the Holder entered into Amendment 1 to Warrant Agreement which includes provisions that, among other things, prevent JIG from (a) beneficially owning in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance or (b) controlling in excess of 19.9% of the total voting power of the Company's securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Company obtains stockholder approval permitting such issuances in accordance with applicable Nasdaq rules;

WHEREAS, in connection with the Holder’s execution of an amendment to the NWPA to provide for the Holder’s purchase of an additional Subordinated Secured Note of even date herewith, the parties desire to amend the Warrant to increase the number of Warrant Exercise Shares and to decrease the Exercise Price of the Warrant Exercise Shares;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree that the Warrant shall be amended as follows:

1.Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Warrant.

2.Section 2.1(b) of the Warrant shall be amended and restated in its entirety to read as follows:

(b) The maximum number of shares of Common Stock issuable pursuant to exercise of the Warrant shall be 4,527,537 shares, as such amount may be adjusted from time to time pursuant to this Agreement.

3.Section 3.1 of the Warrant shall be amended and restated in its entirety to read as follows:

Section 3.1 Exercise Price.. Commencing on a date that is six (6) months following the Date of Issuance, the Warrant shall entitle the Registered Holder thereof, subject to the provisions of this Agreement, the right to purchase from the Company up to 4,527,537 shares of Common Stock at the price of $1.00 per share, subject to adjustment from time to time as provided in Article IV (the “Exercise Price”).

4.The second and third full sentences of Exhibit A to the Warrant shall be amended and restated as follows:

The Warrant entitles the holder and its registered assigns (collectively, the “Registered Holder”) to purchase by exercise from Staffing 360 Solutions, Inc., a Nevada corporation (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., Eastern time, on January 25, 2022, four million, five hundred twenty-seven thousand, five hundred and thirty-seven (4,527,537) fully paid and non-assessable shares of common stock, par value $0.00001 per share (“Common Stock”) of the Company at the Exercise Price (as defined in the Warrant Agreement). The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article IV of the Warrant Agreement. The initial Exercise Price shall be $1.00 per share.

5.The first sentence of the “Form of Reverse of Warrant” of Exhibit A to the Warrant shall be amended and restated as follows:

The Warrant evidenced by this Warrant certificate is a duly authorized issuance of a Warrant to purchase 4,527,537 shares of Common Stock issued pursuant to the Warrant Agreement, as dated January 25, 2017 between Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC (together with its successors and assigns, the “Holder” and the agreement, the “Warrant Agreement”), a copy of which may be inspected at the office of the Company.

6.This Amendment 2 may be executed in any number of original or facsimile or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, this Amendment 2 has been duly executed by the undersigned parties hereto, effective as of the date first above written.

COMPANY: STaffing 360 solutions, inc. By: /s/ Brendan Flood Name: Brendan Flood Title: Executive Chairman

Accepted and agreed:

JACKSON INVESTMENT GROUP, LLC

By: /s/ Richard L. Jackson

Name:  Richard L. Jackson

Title:    Chief Executive Officer

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